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                           EXHIBIT 10.5

                             AGREEMENT


     THIS AGREEMENT made as of the 31st day of January, 1996, by and between AVIATION EDUCATION SYSTEMS, INC., a Delaware corporation (herein "AES"), and ROBERT W. LYNCH, JR., a resident of Murfreesboro, Tennessee (herein "Lynch").

     WHEREAS, Lynch is a significant stockholder of AES, owning 20,368,200 shares of the outstanding common stock of AES (the "Shares"), and has been employed since 1992 as the President and Chairman of the Board of AES;

     WHEREAS, prior to the employment of Lynch, AES had encountered significant financial difficulties and has, in large part through the efforts of Lynch, overcome a substantial number of such difficulties;

     WHEREAS, Lynch and the Board of Directors of AES consider that his efforts in stabilizing the business and financial situation of AES since 1992 have made possible the retirement of Lynch without adversely affecting the business and affairs of AES;

     WHEREAS, Lynch and AES desire to effectuate the retirement of Lynch as an officer and director of AES and certain of its subsidiaries and to cause the purchase by AES of the Shares;

     NOW,   THEREFORE,  in  consideration  of  the  mutual  covenants   and
agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

     1. RETIREMENT OF LYNCH. Effective as of the date of this Agreement, Lynch shall retire as an officer and director of AES and of all subsidiaries of which he is presently an officer or director. The retirement of Lynch shall be deemed a termination by Lynch without cause pursuant to Section 14(a) of the employment agreement between Lynch and AES dated as of July 1, 1993, as amended (the "Lynch Employment Agreement"). AES hereby waives the provisions of Section 1 of the Lynch Employment Agreement relating to term and notice.

     2. PURCHASE OF SHARES. On the Closing Date (hereinafter defined), AES shall purchase, and Lynch shall sell all c.f the Shares in the manner and for the consideration set forth in this Section 2.

          (a) On the Closing Date, Lynch shall deliver to AES stock certificates evidencing all of the Shares, duly endorsed in blank.

          (b) On the Closing Date, AES shall deliver to Lynch, by certified check or by wire transfer of immediately available funds to an account designated by Lynch, the purchase price for the Shares as set forth in
     Section 2(c) hereof.

          (c) The purchase price for the Shares shall be $1,264,000.

          (d) The "Closing Date" shall be a date which shall be thirty days following the date of this Agreement.

     3. ACKNOWLEDGEMENT OF OTHER FINANCIAL ARRANGEMENTS. (a) The parties hereto acknowledge that Lynch is the holder of certain debentures of AES and is the lessor of a building in Murfreesboro, Tennessee, of which AES is the lessee. Payments under such debentures (the amortization table for which is attached hereto as Exhibit A) and lease shall continue to be made by AES in accordance with the terms thereof.

          (b) Lynch shall receive his Base Salary (as defined in the Lynch Employment Agreement) through the date of this Agreement.

          (c) The parties acknowledge that, other than as set forth or referenced in this Agreement, there are no obligations existing between them (including, for such purpose, any subsidiary of ALES).

     4. MUTUAL RELEASE OF CLAIMS. Each of the parties hereto hereby forever releases and discharges the other party, its or his successors, assigns, officers, directors, stockholders, subsidiaries, agents and employees, from and against any and all claims, known or unknown, which such party may have against the other, attributable to events occurring prior to the date of this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF LYNCH. Lynch represents and warrants to AES that (i) he is the sole owner of the Shares, (ii) the Shares are free and clear of all liens and encumbrances and (iii) he neither owns nor has any rights to any shares of AES other than the Shares.

     6.   LYNCH EMPLOYMENT AGREEMENT. Except as  set  forth  herein  and in
Section 16 of the Lynch Employment Agreement (relating to the survival of certain paragraphs of the Lynch Employment Agreement), the Lynch Employment Agreement shall be terminated as of the date of this Agreement and of no further force and effect.

     7. MISCELLANEOUS. This Agreement constitutes all of the agreements between the parties with respect to the subject matter hereof, shall be construed in accordance with the laws of the State of Tennessee and may be amended only by means of a writing executed by both of the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                              AVIATION EDUCATION SYSTEMS, INC.

                              By:

                              Title:




                              ROBERT W. LYNCH, JR.